Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			i-80 Gold Corp.

Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/29/2025

Reporting Entity ESTMA Identification Number	E373612		Original Submission Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the
ESTMA
, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.
Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity		Ryan Snow			Date	5/29/2025

Position Title		Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name		i-80 G ol d C o r p .				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E373612

Subsidiary Reporting Entities (if necessary)

Payments by Payee

Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Tax e s	Royalties	F e e s	Production Entitlements		Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

United States of America	Government of the United States of America				711,200						711,200

United States of Americ a	State of Nev a d a		186,842		224,188						411,030

United States of America	Humboldt County		230,154								230,154

United States of America	Eureka County		138,815								138,815

Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name		i-80 G o l d C o r p .				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E373612

Subsidiary Reporting Entities (if necessary)

Payments by Project

Country	Project Name 1	Ta x e s	Royalties	F e e s	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

United States of America	McCoy -Cove Mine			451,401					451,401

United States of Ameri ca	Ruby Hill Min e	182,633		192,045					374,678

United States of Americ a	Granite Creek Min e	35,102		53,295					88,397

United States of Americ a	FAD Proje ct	1,376		31,200					32,576

United States of Americ a	Lone Tree Min e	194,804		142,242					337,046

United States of America	Argenta Mine			64,484					64,484

Additional Notes 3 :